UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004.

ELECTROGLAS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-21626	77-0336101
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6024 Silver Creek Valley Road, San Jose, CA 95138

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 528-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01 Entry Into a Material Definitive Agreement

On December 16, 2004, the Company entered into an agreement for the sale of the Company’s headquarters located at 6024 Silver Creek Valley Road, San Jose, California to Integrated Device Technology, Inc., a Delaware corporation (“IDT”). The purchase price is $29 million and is scheduled to be paid at the close of escrow, currently scheduled to occur on January 5, 2005. The close of escrow and payment of the purchase price by IDT is subject to standard closing conditions, such as a title review, feasibility review, property survey and environmental review. As a result of this agreement, the Company will record in the fourth quarter of 2004 a loss on impairment of assets of approximately $4.5 million. Concurrently with the closing, the Company will enter into a lease agreement with IDT pursuant to which the Company will lease back from IDT portions of the facility until June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROGLAS, INC.

Date:	December 17, 2004	By:	/s/ Thomas E. Brunton
Thomas E. Brunton
Chief Financial Officer

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